Exhibit 99.2

Virtusa Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 12, 2018, (i) Virtusa Corporation (the “Company”) entered into an equity purchase agreement by and among the Company, eTouch Systems Corp. (“eTouch US”) and each of the equityholders of eTouch US to acquire all of the outstanding shares of eTouch US, and (ii) certain of the Company’s Indian subsidiaries entered into an share purchase agreement by and among those Company subsidiaries, eTouch Systems (India) Pvt. Ltd (“eTouch India,” together with eTouch US, “eTouch”) and the equityholders of eTouch India to acquire all of the outstanding shares of eTouch India (together with the acquisition of eTouch US, the “Acquisition”).

Under the terms of the equity purchase agreement and the share purchase agreement, the Company acquired all of the outstanding shares of eTouch US and eTouch India for approximately $140.0 million in cash, subject to certain adjustments, with up to an additional $15.0 million set aside for retention bonuses to be paid to eTouch management and key employees, in equal installments on the first and second anniversary of the transaction. The purchase price will be paid in three tranches with $80.0 million paid at closing, $42.5 million on the 12-month anniversary of the close of the transaction, and $17.5 million on the 18-month anniversary of the close of the transaction, subject in each case to certain adjustments. The Company utilized the net cash proceeds of a $70 million delayed draw term loan funded pursuant to the Company’s Amended Credit Agreement (see note 12 to the Company’s Consolidated financial statements in the Company’s Quarterly Reports Form 10-Q for the period ended December 31, 2017, as filed with the Securities and Exchange Commission) and $10.0 million of cash on hand to make the payments due at the closing of the Acquisition.

The Company completed the acquisition of eTouch on March 12, 2018 .The Company paid an amount equal to $66.0 million to the equityholders of eTouch US and an amount equal to $14.0 million to the equityholders of eTouch India, which together comprise the first of three tranches of the purchase price to be paid in connection with the closing of the Acquisition.

eTouch’s consolidated financial statements consolidate entities in which eTouch US has a controlling financial interest. eTouch US has the power to direct the activities of eTouch India that most significantly impact its economic performance considering that it acts as an offshore delivery center to provide software services to the customers of eTouch US. All the significant decisions rest with eTouch US acting through its shareholders. As a result, the consolidated financial statements of eTouch represent the combination of eTouch US and eTouch India businesses acquired.

The purchase price is subject to adjustment after the closing in the event the working capital associated with eTouch deviates from a threshold amount and other contractual adjustments.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2017, the unaudited pro forma condensed combined statement of income (loss) for the year ended March 31, 2017 and the nine months ended December 31, 2017, are based on the historical financial statements of Virtusa Corporation for the respective periods and consolidated audited financials for the fiscal year ended December 31, 2016 and the unaudited interim financials for the nine months ended September 30, 2017 of eTouch. The unaudited pro forma condensed combined financial statements are presented as if the acquisition of eTouch had occurred as of December 31, 2017 for pro forma condensed combined balance sheet purposes and as if the acquisition of eTouch had occurred on April 1, 2016 for pro forma statement of income purposes. The eTouch financials are presented in thousands in the pro forma condensed combined financial statements to conform with Virtusa’s presentation and are subject to rounding.

The pro forma adjustments are based on preliminary information available at the time of this document. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the net tangible and intangible assets acquired and liabilities assumed in connection with its acquisition of eTouch.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the eTouch acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that may be achieved in combining the companies. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 31, 2017, its Quarterly Report on Form 10-Q for the nine months ended December 31, 2017 and the financial statements of eTouch for the year ended December 31, 2016 and the nine months ended September 30, 2017 included herein.

VIRTUSA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	Virtusa	eTouch	Pro forma
	December 31, 2017	September 30, 2017	Adjustments Note 3		Pro forma Combined
Assets:
Current assets:
Cash and cash equivalents	$226,718	$16,660	$70,000	(a)	$215,236
			(80,000)	(b)
			(1,016)	(c)
			(611)	(d)
			(16,515)	(e)
Short-term investments	66,539	—	—		66,539
Accounts receivable, net	138,294	18,718	(268)	(f)	156,744
Unbilled accounts receivable	67,196	—	268	(f)	67,464
Prepaid expenses	32,420	—	66	(f)	32,486
Restricted cash	265	—	—		265
Other current assets	23,641	2,030	(66)	(f)	25,605
Total current assets	555,073	37,408	(28,142)		564,339

Property and equipment, net	120,395	1,094	1,040	(g)	122,529
Long-term investments	10,676	4	—		10,680
Investments in equity method investee	1,645	—	—		1,645
Deferred income taxes	26,774	309	—		27,083
Goodwill	214,265	—	85,350	(h)	299,615
Intangible assets, net	52,215	—	46,800	(h)	99,015
Other long-term assets	12,514	—			12,514
Total assets	$993,557	$38,815	$105,048		$1,137,420

Liabilities:
Current liabilities:
Accounts payable	$22,069	$2,743	—		$24,812
Accrued employee compensation and benefits	55,684	3,937	—		59,621
Accrued expenses and other current liabilities	39,261	1,310	41,205	(i)	90,255
			8,479	(j)
Deferred revenue	9,914	192	—		10,106
Current portion of long-term debt	—	611	(611)	(d)	—
Income taxes payable	4,008	—	—		4,008
Total current liabilities	130,936	8,793	49,073		188,802

Deferred income taxes	23,155	—	360	(k)	23,515
Long-term debt	130,439	—	70,000	(a)	200,439
Long-term liabilities	23,244	—	16,653	(i)	39,897
Total liabilities	307,774	8,793	136,086		452,653

Series A Convertible Preferred Stock	106,955	—	—		106,955

Stockholders’ equity	483,606	24,552	(24,552)	(l)	482,590
			(1,016)	(c)
Noncontrolling interest	95,222	5,470	(5,470)	(l)	95,222
Total Stockholders’ equity	578,828	30,022	(31,038)		577,812
Total liabilities and stockholders’ equity	$993,557	$38,815	$105,048		$1,137,420

See notes to unaudited pro forma condensed combined financial statements.

VIRTUSA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except share and per share amounts)

	Virtusa	eTouch
	Year Ended	Year Ended	Pro forma		Pro forma
	March 31, 2017	December 31, 2016	Adjustments Note 3		Combined

Revenue	$858,731	$86,150	$—		$944,881
Costs of revenue	620,950	60,953	1,680	(m)	683,583
Gross profit	237,781	25,197	(1,680)		261,298

Total operating expenses	219,410	10,313	9,263	(m)	242,697
			3,667	(n)
			44	(o)
Income from operations	18,371	14,884	(14,654)		18,601

Other income (expense):
Interest income	4,115	110	59	(p)	4,284
Interest expense	(7,682)	—	(59)	(p)	(12,469)
			(1,846)	(r)
			(2,882)	(s)
Foreign currency transaction (losses) gains	3,009	(23)	—		2,986
Other, net	1,005	—	—		1,005
Total other income	447	87	(4,728)		(4,194)

Income before income tax expense	18,818	14,971	(19,382)		14,407
Income tax expense	2,561	1,627	(3,356)	(t)	832
Net income	16,257	13,344	(16,026)		13,575
Less: Net income attributable to noncontrolling interest, net of tax	4,399	2,691	(2,691)	(u)	4,399
Net income attributable to Virtusa stockholders	$11,858	$10,653	(13,335)		$9,176

Basic earnings per share	$0.40	—	—		$0.31
Diluted earnings per share	$0.39	—	—		$0.30

Weighted average number of common shares outstanding
Basic	29,650,026	—	—		29,650,026
Diluted	30,215,171	—	—		30,215,171

See notes to unaudited pro forma condensed combined financial statements.

VIRTUSA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

(In thousands, except share and per share amounts)

	Virtusa	eTouch
	Nine Months	Nine Months
	Ended December 31,	Ended September 30,	Pro forma		Pro forma
	2017	2017	Adjustments Note 3		Combined

Revenue	$739,328	$65,778	$—		$805,106
Costs of revenue	528,103	46,650	420	(m)	575,173
Gross profit	211,225	19,128	(420)		229,933
Total operating expenses	181,213	10,154	2,316	(m)	196,149
			2,912	(n)
			33	(o)
			(48)	(p)
			(431)	(q)
Income from operations	30,012	8,974	(5,202)		33,784

Other income (expense):
Interest income	3,012	27	46	(p)	3,085
Interest expense	(4,376)	—	(46)	(p)	(9,177)
			(296)	(r)
			(4,459)	(s)
Foreign currency transaction gains (losses)	1,019	(168)	—		851
Other, net	1,376	48	(48)	(p)	1,376
Total other income	1,031	(93)	(4,803)		(3,865)

Income before income tax expense	31,043	8,881	(10,005)		29,919
Income tax expense	26,725	214	(673)	(t)	26,266

Net income	4,318	8,667	(9,332)		3,653
Less: Net income attributable to noncontrolling interest, net of tax	5,947	60	(60)	(u)	5,947
Net income (loss) attributable to Virtusa stock holders	(1,629)	8,607	(9,272)		(2,294)
Less: Series A Convertible Preferred Stock dividends and accretion	2,875	—	—		2,875
Net income (loss) attributable to Virtusa common stock holders	$(4,504)	$8,607	$(9,272)		$(5,169)

Basic earnings (loss) per share	$(0.15)	—	—		$(0.18)
Diluted earnings (loss) per share	$(0.15)	—	—		$(0.18)

Weighted average number of common shares outstanding
Basic	29,387,977	—	—		29,387,977
Diluted	29,387,977	—	—		29,387,977

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

1. Basis of Pro Forma Presentation

On March 12, 2018, the Company completed the acquisition of eTouch pursuant to Share Purchase Agreement with eTouch on March 12, 2018.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any non-controlling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed. The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the net tangible assets, intangible assets and resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change materially from the preliminary estimates. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are presented as if the acquisition of eTouch had occurred as of December 31, 2017 for pro forma condensed combined balance sheet purposes and as if the acquisition of eTouch had occurred on April 1, 2016 for pro forma statement of income purposes.

2. Preliminary Purchase Price Allocation

On March 12, 2018, the Company paid an amount equal to $66.0 million to the equityholders of eTouch US and an amount equal to $14.0 million to the equityholders of eTouch India, which together comprise the first of three tranches of the purchase price to be paid in connection with the closing of the Acquisition.

Under the acquisition method of accounting, the total purchase price is allocated to 100% of eTouch’s net tangible and intangible assets. The excess purchase price after allocating it to net tangible and intangible assets will be recorded as goodwill as follows:

Consideration transferred	Amount
Cash paid at closing	$80,000
Fair value of the deferred acquisition payments	57,858
Fair value of consideration payable to the former equityholders of eTouch US as a result of an expected 338(h) tax election	8,479
Total purchase price	$146,337

Purchase Price Allocation:	Amount
Accounts receivable	$18,450
Unbilled receivable	268
Prepaid expenses and other current assets	2,030
Property and equipment	2,134
Intangible assets	46,800
Goodwill	85,350
Long-term investments	4
Deferred income taxes	309
Accounts payable and accrued expenses	(4,519)
Accrued employee compensation and benefits	(3,937)
Deferred revenue	(192)
Deferred income taxes	(360)
Total purchase price	$146,337

3. Pro Forma Adjustments

The pro forma balance sheet adjustments are as follows:

(a)         To record the proceeds of the borrowing under the existing Credit Agreement to fund the acquisition.

(b)         To record the cash payment related to the acquisition.

(c)          To record the cash payment of transaction cost related to acquisition.

(d)         To eliminate eTouch’s debt not assumed in the acquisition.

(e)          To record the preliminary working capital adjustment.

(f)           To reclassify the following assets to conform with Virtusa’s presentation:

Amount
Unbilled accounts receivable	$268
Prepaid expense	$66

(g)          To record the preliminary increase in fair value of real estate included in property and equipment.

(h)         To record the preliminary fair value of intangible assets acquired and the excess of purchase price over the net assets acquired:

Amount
Goodwill	$85,350
Customer relationships	$46,000
Trademarks	$800

(i)             To record the fair value of deferred acquisition payments:

Amount
Current portion	$41,205
Non-current portion	$16,653

(j)            To record the preliminary fair value of consideration payable to the former equityholders of eTouch US as a result of an expected 338(h) tax election.

(k)         To record deferred income tax liabilities related to the preliminary increase in fair value of real estate located in India included in property and equipment.

(l)             To eliminate eTouch’s stockholders’ equity including noncontrolling interest related to eTouch India. The Company acquired both eTouch US and eTouch India.

The pro forma statement of income adjustments are as follows:

(m)     To record the retention bonus expense to eTouch employees:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Cost of revenue	$1,680	$420
Operating expense	9,263	2,316
Total retention bonus expense	10,943	2,736

(n)         To record the amortization expense of customer relationships with an estimated life of 10 and 15 years and trademarks with an estimated life of 2 years:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Amortization of customer relationships	$3,312	$2,591
Amortization of trademarks	355	321
Total amortization expense	$3,667	$2,912

(o)         To record the depreciation related to the preliminary increase in fair value of property and equipment:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Depreciation expense	$44	$33

(p)         To reclassify the following expenses to conform with Virtusa’s presentation:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Provision written back	$—	$48
Interest expense	59	46

(q)         To eliminate the non-recurring acquisition related costs:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Acquisition related costs	$—	$(431)

(r)            To record the fair value changes related to deferred acquisition payments:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Interest expense	$1,846	$296

(s)           To record the interest expense on new debt and related amortization of debt issuance costs:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Interest expense and amortization of debt issuance costs	$2,882	$4,459

The interest rate on new debt is assumed to be 4.63%. A change of 1/8% in the interest rate would result in a change in interest expense and net income of $88 and $53 before and after taxes, respectively for the fiscal year ended March 31, 2017.

A change of 1/8% in the interest rate would result in a change in interest expense and net income of $119 and $72 before and after taxes, respectively during the nine months ended December 31, 2017

(t)            To record the tax provision in the unaudited pro forma condensed combined statement of income of eTouch at a tax rate of 39.4% for the year ended March 31, 2017 and 39.6% for the nine months ended December 31, 2017, prior to the impact of permanent items on the tax rate. These tax rates reflect the statutory rates in effect during the respective periods:

	Year ended March 31, 2017	Nine months ended December 31, 2017
Income tax expense (benefit)	$(3,356)	$(673)

(u)         To eliminate eTouch’s noncontrolling interest related to eTouch India upon acquisition. The Company acquired both eTouch US and eTouch India.